OTCQX: DYNR WWW.DYNARESOURCE.COM

DynaResource Reports Successful Repayment of Existing Credit Facilities and Drawdown of Expanded Revolving Credit Line

All figures in United States Dollars (“USD”).

IRVING, TX / December 3, 2024 / DYNR-DynaResource, Inc. (OTCQX:DYNR) (“DynaResource”, or “the Company”) is pleased to announce the successful repayment of its Temporary Additional Credit Line (“TACL”) with Ocean Partners Holdings Limited (“Ocean Partners”), reflecting the Company’s strong financial management and operational progress.

The Company recently fulfilled its obligation to repay the Four Million Dollar ($4,000,000) TACL due November 30, 2024, payable alongside the Five Million, Eight Hundred and Fifty Thousand ($5,850,000) outstanding balance of the Revolving Credit Line (“RCL”). Upon full repayment of the TACL and RCL, the maximum principal amount under the RCL agreement was increased to Twelve Million Five Hundred Dollars ($12,500,000). The Company has drawn down Nine Million, Eight Hundred and Fifty Thousand Dollars ($9,850,000), with interest accruing at the same rate as the ongoing and outstanding RCL with Ocean Partners.

This provides a total of Two Million, Six Hundred and Fifty Thousand Dollars ($2,650,000) available for further draw down under the RCL agreement.

This strategic financial move reflects the confidence of Ocean Partners in the Company’s commitment to operational performance, maintaining liquidity and optimizing its capital structure as it continues to execute its operational plans in Mexico.

“We are pleased with the successful completion of the credit line rollover following the repayment of the temporary additional credit facility and revolving credit line,” stated Rohan Hazelton, President & CEO of DynaResource. “These actions demonstrate our disciplined approach to capital management and our confidence in the future of our operations. The continued availability of capital, including the $2.65M available under the revolving credit line and $4.7M cash on hand as at November 30, ensures we are well-positioned to meet our strategic objectives.”

DynaResource remains focused on operational efficiency, cost management, and delivering sustainable growth for its shareholders.

About DynaResource
DynaResource is a junior gold mining producer trading on the OTCQX under the symbol “DYNR”. DynaResource is actively mining and expanding the historic San Jose de Gracia gold mining district in Sinaloa, Mexico.

On behalf of the Board of Directors of DynaResource, Inc.
Rohan Hazelton
President & CEO

For Information on DynaResource, Inc. please visit www.dynaresource.com, or contact:

Investor Relations:
Katherine Pryde, Investor Relations Manager
+1 972-869-9400
info@dynaresource.com

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

This news release contains forward-looking statements within the meaning of Section 27 A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

Certain information contained in this news release, including any information relating to future financial or operating performance may be deemed “forward-looking”. All statements in this news release, other than statements of historical fact, that address events or developments that DynaResource expects to occur, are “forward-looking information”. These statements relate to future events or future performance and reflect the Company’s expectations regarding the future growth, results of operations, business prospects and opportunities of DynaResource. These forward-looking statements reflect the Company’s current internal projections, expectations or beliefs and are based on information currently available to DynaResource. In some cases, forward-looking information can be identified by terminology such as “may”, “will”, “should”, “expect”, “intend”, “plan”, “anticipate”, “believe”, “estimate”, “projects”, “potential”, “scheduled”, “forecast”, “budget” or the negative of those terms or other comparable terminology. Certain assumptions have been made regarding the Company’s plans at the San Jose de Gràcia property. Many of these assumptions are based on factors and events that are not within the control of DynaResource and there is no assurance they will prove to be correct. Such factors include, without limitation: capital requirements, fluctuations in the international currency markets and in the rates of exchange of the currencies of the United States and México; price volatility in the spot and forward markets for commodities; discrepancies between actual and estimated production, between actual and estimated reserves and resources and between actual and estimated metallurgical recoveries; changes in national and local governments in any country which DynaResource currently or may in the future carry on business; taxation; controls; regulations and political or economic developments in the countries in which DynaResource does or may carry on business; the speculative nature of mineral exploration and development, including the risks of obtaining necessary licenses and permits, diminishing quantities or grades of reserves; competition; loss of key employees; additional funding requirements; actual results of current exploration or reclamation activities; changes in project parameters as plans continue to be refined; accidents; labor disputes; defective title to mineral claims or property or contests over claims to mineral properties. In addition, there are risks and hazards associated with the business of mineral exploration, development and mining, including environmental hazards, industrial accidents, unusual or unexpected formations, pressures, cave-ins, flooding and gold bullion losses (and the risk of inadequate insurance or inability to obtain insurance, to cover these risks) as well as those risks referenced in the Annual Report for DynaResource available at www.sec.gov. Forward-looking information is not a guarantee of future performance and actual results, and future events could differ materially from those discussed in the forward-looking information. All of the forward-looking information contained in this news release is qualified by these cautionary statements. Although DynaResource believes that the forward-looking information contained in this news release is based on reasonable assumptions, readers cannot be assured that actual results will be consistent with such statements. Accordingly, readers are cautioned against placing undue reliance on forward-looking information. DynaResource expressly disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, events or otherwise.